UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2011

WELLS FARGO & COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-02979	No. 41-0449260
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 Montgomery Street, San Francisco, California 94163

(Address of principal executive offices) (Zip Code)

1-866-249-3302

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 8, 2011, Howard I. Atkins resigned as Senior Executive Vice President and Chief Financial Officer of the Company for personal reasons unrelated to the Company’s financial condition or financial reporting. Mr. Atkins will be on a personal unpaid leave of absence until his retirement from the Company on August 6, 2011.

The Board of Directors elected Timothy J. Sloan, age 50, Chief Financial Officer of the Company effective February 8, 2011. Mr. Sloan had served as Senior Executive Vice President and Chief Administrative Officer of the Company since September 2010. From 2006 until becoming Chief Administrative Officer, Mr. Sloan was an Executive Vice President in Wholesale Banking at Wells Fargo Bank, N.A., the Company’s principal subsidiary bank, and head of Commercial Banking, Real Estate and Specialized Financial Services. Mr. Sloan joined Wells Fargo in 1987.

A copy of the press release announcing Mr. Atkins’ resignation, and Mr. Sloan’s election as the Company’s Chief Financial Officer is attached to this Report as Exhibit 99.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99	Press Release issued February 8, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 8, 2011	WELLS FARGO & COMPANY

	By:	/s/ Hope A. Hardison
Hope A. Hardison
Executive Vice President

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99	Press Release issued February 8, 2011